Exhibit 99.1

Bioxytran Measures the Presence of Carbon Monoxide When BXT-25 Delivers Oxygen to the Brain

British Journal Article Elucidates the Effects of Carbon Monoxide in Mitochondrial Activity

BOSTON, MASSACHUSETTS, August 24, 2024 (EIN Presswire) — BIOXYTRAN, INC. (OTCQB: BIXT) (the “Company”), a clinical stage biotechnology company developing oral and intravenous drugs to treat COVID-19, other viral diseases, fibrosis, and the development of BXT-25 for stroke, dementia, Alzheimer’s Disease. MDX Life Sciences, an affiliate of Bioxytran, the developer of the MDX Viewer for use to validate delivery of oxygen by BXT-25.

In an article authored by Prof. Avraham Mayevsky, CTO of MDX Life Sciences, announced that the British Journal of Healthcare and Medical Research published a peer-reviewed article titled “The Involvement of Carbon Monoxide in Mitochondrial Activity and Brain Functions”. The article describes how Carbon Monoxide poisoning effects the metabolic function of the brain. The tests conducted in the study used Bioxytran’s FDA approved MDX viewer which provides a real-time readout of tissue metabolic score in the animals.

https://doi.org/10.14738/bjhmr.112.16760

“The MDX Viewer is an essential tool in quantifying the impact of oxygen on the brain and various organs,” said Professor Mayevsky. “The animal studies show us that that each is unique and consumes oxygen at different rates and that the MDX Viewer has the ability to measure the individual impact on the animal with real time monitoring. What we have here is a very powerful model to quantify the impact of oxygen on the brain and other vital organs. The model virtually eliminates the variability from animal to animal enabling us to really measure the impact that various inputs like Carbon Monoxide to start with.”

These studies support the rationale behind the development of BXT-25 for stroke, dementia, Alzheimer’s’ Disease, and Parkinson’s disease. The article independently supports Bioxytran’s drug development program for hypoxia and degenerative diseases.

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical stage biotechnology company pioneering a library of novel carbohydrate structures using artificial intelligence software that interprets the Nuclear Magnetic Resonance imaging of druggable targets like the galectin fold to create a rational drug design. The leading drug candidates vetted by in vitro testing, are capable of neutralizing viruses. The peer-reviewed discovery of the galectin fold located on the spike proteins of viruses such as COVID-19, RSV, and H1N1 demonstrate there exists a conserved region on the spike in which Bioxytran’s molecules achieve virus neutralization. The extent of the carbohydrate structure’s ability to neutralize untested viruses is unknown just like the initial discovery of antibiotics last century and its ability to treat a broad spectrum of bacterial infections. Applications of this platform technology extend to the treatment of significant unmet medical needs in virology, degenerative disease, and hypoxia. The leading drug candidate, Prolectin-M, is a new class of antiviral drug designed to antagonize galectins implicated in inflammatory, fibrotic, and malignant diseases. Bioxytran’s other development programs are for pulmonary fibrosis and stroke treatment. More information can be found at www.bioxytraninc.com

Investor Relations

Michael Sheikh

509-991-0245

mike.sheikh@bioxytraninc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.